EXHIBIT 4.6



                         Concurrent Computer Corporation
                            4375 River Green Parkway
                              Duluth, Georgia 30096
                                 (678) 258-4000


                                October 16, 2001


Scientific-Atlanta Strategic Investments, L.L.C.    Scientific-Atlanta, Inc.
Attn: Wallace G. Haislip, President                 Attn:  General Counsel
5030  Sugarloaf  Parkway                            5030 Sugarloaf Parkway
Lawrenceville,  Georgia  30044                      Lawrenceville, Georgia 30044



Gentlemen:

     Reference is hereby made to the Development Agreement Regarding Video-On-Demand System, between Scientific-Atlanta, Inc. ("Scientific-Atlanta") and Concurrent Computer Corporation ("Concurrent"), dated August 17, 1998 (the "Agreement") and the Warrant to Purchase Shares of Common Stock of Concurrent Computer Corporation reissued to Scientific-Atlanta Strategic Investments, L.L.C. ("SASI" and together with Scientific-Atlanta, "S-A"), dated January 8, 2001 (the "Warrant"). Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Warrant.

     In consideration of the agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, each of the parties hereto hereby agrees as follows:

     1.     Shelf Registration Rights. Concurrent and S-A hereby agree that
            -------------------------
Concurrent will, at its expense, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement that covers all
                          ----------
of the shares of Common Stock then issuable upon exercise of the Warrant (the "Shares") to be offered on a delayed or continuous basis pursuant to Rule 415
-------
under the Securities Act (the "Shelf Registration Statement"). Concurrent
                               ----------------------------
further agrees to prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus contained therein as may be necessary to keep such Shelf Registration Statement effective until the earlier of (i) the date that all of the Shares have been sold or (ii) the date on which the Shares are eligible for resale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1) under the Securities Act. S-A acknowledges that is has used its one (1) demand right pursuant to Section 7.1 of the Warrant in causing Concurrent to file the Shelf Registration Statement.

     2.     Blackout Period for Shelf Registration Statement. Concurrent and S-A
            ------------------------------------------------
hereby agree that if Concurrent is in possession of material nonpublic information that it deems advisable not to disclose or is engaged in active


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negotiations or planing for a merger or acquisition or disposition transaction,
Concurrent may deliver written notice to S-A to the effect that S-A may not make offers or sales under the Shelf Registration Statement for a period not to exceed sixty (60) days from the date of such notice; provided, however, that Concurrent may only deliver two such notices during any twelve month period.

     3.     Shelf Registration Notice. S-A will deliver a written notice to
            -------------------------
Concurrent (the "Shelf Registration Notice") that S-A intends to make offers or
                 -------------------------
sales under the Shelf Registration Statement prior to any such offer or sale. If Concurrent determines that it is necessary to amend or supplement the prospectus, Concurrent will cause such amendment or supplement to be prepared and filed with the Commission as soon as possible, and in no event later than ten (10) business days after receipt of the Shelf Registration Notice. S-A will not offer or sell any Shares under the Shelf Registration Statement until it has received from Concurrent copies of the prospectus, as amended or supplemented as the case may be, and has received written notice from Concurrent that the Shelf Registration Statement and any post-effective amendments have become effective. Further, S-A shall notify Concurrent upon completion of such offer and sale or at such time as S-A no longer intends to make offers or sales under the Shelf Registration Statement.

     4.     Performance Warrants. S-A acknowledges that Concurrent's decision to
            --------------------
file the Shelf Registration Statement should not be construed as an agreement to file a registration statement covering shares of Common Stock issuable upon exercise of any "performance warrant" issued to S-A in the future (such warrants are referred to in Section 9.2 of the Agreement and a form of such warrant is included as Exhibit D to the Agreement) on a delayed or continuous basis
            ---------
pursuant to Rule 415 under the Securities Act. Each performance warrant granted to S-A will be governed by the terms of such warrant.

     5.     Counterparts. This letter agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     6.     Governing Law.  This letter agreement shall be governed by and
            -------------
construed in accordance with the internal laws of the State of Georgia, without giving effect to choice of law provisions.


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     If the foregoing accurately reflects our understanding, please sign below to evidence your acceptance and agreement with the foregoing and return one copy of this letter to the undersigned, whereupon it shall become a binding agreement.

                                   Very truly yours,

                                   /s/  Steven R. Norton

                                   Steven R. Norton
                                   Executive Vice President and
                                   Chief Financial Officer,
                                   Concurrent Computer Corporation



Agreed and accepted as of the
date first above written:


SCIENTIFIC-ATLANTA, INC.



By: /s/  Wallace  G.  Haislip
    --------------------------------
    Name:  Wallace  G.  Haislip
    Title:  Senior  Vice  President
    Chief Financial Officer and Treasurer



SCIENTIFIC-ATLANTA  STRATEGIC
INVESTMENTS,  L.L.C



By: /s/  Wallace  G.  Haislip
    --------------------------------
    Name:  Wallace  G.  Haislip
    Title:  President


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